SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 28, 2006

Worldspan, L.P.

(Exact name of registrant as specified in its charter)

Delaware	333-109064	31-1429198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Galleria Parkway, N.W., Atlanta, GA		30339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 563-7400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On March 28, 2006, Worldspan, L.P. (the “Company”) entered into a content distribution agreement (the “Content Agreement”) with American Airlines, Inc. (“American”). The Company will distribute the content through its existing GDS product as well as two new optional products. Through the Content Agreement, the Company’s subscribing agencies will have the opportunity to access American’s comprehensive content, including published fares, inventory and availability. The term of the Content Agreement will commence on August 1, 2006 and will continue for a period of five years unless terminated earlier in accordance with its terms.

On March 30, 2006, the Company issued a press release announcing the execution of the Content Agreement. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press release of the Company, dated March 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WORLDSPAN, L.P.

	By:	/s/ Jeffrey C. Smith
	Name:	Jeffrey C. Smith
	Title:	General Counsel, Secretary and
Senior Vice President—Human Resources

Dated: March 30, 2006